SECOND AMENDMENT
TO THE CUSTODY AGREEMENT

THIS SECOND AMENDMENT dated as of this 16th date of  October, 2014, to the Custody Agreement dated as of September 12, 2012, as amended January 25, 2013 (the "Agreement"), is entered into by and between FACTORSHARES TRUST, a Delaware statutory trust and U.S. BANK, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and the Custodian desire to amend the Agreement to add the ISE Cyber Security ETF and to amend the fees; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Amended Exhibit C is hereby superseded and replaced in its entirety with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FACTORSHARES TRUST	U.S. BANK, N.A.

By: /s/ Samuel Masucci, III	By: /s/ Michael R. McVoy
Name: Samuel Masucci, III	Name: Michael R. McVoy
Title: President	Title: Senior Vice President

10/2014

Amended Exhibit B to the Custody Agreement

Separate Series of FactorShares Trust

Name of Series PureFunds ISE Junior Silver (Small Cap Miners/Explorers) ETF ISE Cyber Security ETF

10/2014

Amended Exhibit C to the Custody Agreement -
FactorShares Trust - PureFunds ISE Junior Silver (Small Cap Miners/Explorers) ETF

Exchange Traded Funds DOMESTIC CUSTODY SERVICES - FEE SCHEDULE at January, 2013

Annual Fee Based Upon Market Value Per Fund*
__basis point on average daily market value
Minimum annual fee per fund - $__
Plus portfolio transaction fees

Portfolio Transaction Fees
$__/book entry DTC transaction/Federal Reserve transaction/principal paydown
$__/U.S. Bank repo agreement transaction
$__/short sale
$__/option/future contract written, exercised or expired
$__/mutual fund trade/Fed wire/margin variation Fed wire
$__/physical transaction
$__ /segregated account per year

▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus __.

Chief Compliance Officer Support Fee*

▪	$__/year

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

* Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

10/2014

Amended Exhibit C (continued) to the Custody Agreement GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at January, 2013- PureFunds ISE Junior Silver (Small Cap Miners/Explorers) ETF
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	__	__	Lithuania	All	__	__
Australia	All	__	__	Luxembourg	All	__	__
Austria	All	__	__	Malaysia	All	__	__
Bahrain	All	__	__	Mali*	All	__	__
Bangladesh	All	__	__	Malta	All	__	__
Belgium	All	__	__	Mauritius	All	__	__
Benin*	All	__	__	Mexico	All	__	__
Bermuda	All	__	__	Morocco	All	__	__
Botswana	All	__	__	Namibia	All	__	__
Brazil	All	__	__	Netherlands	All	__	__
Bulgaria	All	__	__	New Zealand	All	__	__
Burkina Faso*	All	__	__	Niger*	All	__	__
Canada	All	__	__	Nigeria	All	__	__
Cayman Islands*	All	__	__	Norway	All	__	__
Channel Islands*	All	__	__	Oman	All	__	__
Chile	All	__	__	Pakistan	All	__	__
China“A” Shares	All	__	__	Palestinian Autonomous Area*	All	__	__
China“B” Shares	All	__	__	Peru	All	__	__
Columbia	All	__	__	Philippines	All	__	__
Costa Rica	All	__	__	Poland	All	__	__
Croatia	All	__	__	Portugal	All	__	__
Cyprus*	All	__	__	Qatar	All	__	__
Czech Republic	All	__	__	Romania	All	__	__
Denmark	All	__	__	Russia	Equities	__	__
Ecuador	All	__	__	Russia	MINFINs	__	__
Egypt	All	__	__	Senegal*	All	__	__
Estonia	All	__	__	Serbia*	All	__	__
Euromarkets**	All	__	__	Singapore	All	__	__
Finland	All	__	__	Slovak Republic	All	__	__
France	All	__	__	Slovenia	All	__	__
Germany	All	__	__	South Africa	All	__	__
Ghana	All	__	__	South Korea	All	__	__
Greece	All	__	__	Spain	All	__	__
Guinea Bissau*	All	__	__	Sri Lanka	All	__	__
Hong Kong	All	__	__	Swaziland	All	__	__
Hungary	All	__	__	Sweden	All	__	__
Iceland	All	__	__	Switzerland	All	__	__
India	All	__	__	Taiwan	All	__	__
Indonesia	All	__	__	Thailand	All	__	__
Ireland	All	__	__	Togo*	All	__	__
Israel	All	__	__	Trinidad & Tobago*	All	__	__
Italy	All	__	__	Tunisia	All	__	__
Ivory Coast	All	__	__	Turkey	All	__	__
Jamaica*	All	__	__	UAE	All	__	__
Japan	All	__	__	United Kingdom	All	__	__
Jordan	All	__	__	Ukraine	All	__	__
Kazakhstan	All	__	__	Uruguay	All	__	__
Kenya	All	__	__	Venezuela	All	__	__
Latvia	Equities	__	__	Vietnam*	All	__	__
Latvia	Bonds	__	__	Zambia	All	__	__
Lebanon	All	__	__
*    Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
** Tiered by market value:<$__billion: __bp, >$__ billion and <$__ billion: __bps; >$__billion:  __ bps.

10/2014

Amended Exhibit C (continued) to the Custody Agreement FactorShares Trust - PureFunds ISE Junior Silver (Small Cap Miners/Explorers) ETF

Annual Base Fee - $__per account (fund) will apply.
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $__.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $__ per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

10/2014

Amended Exhibit C to the Custody Agreement – FactorShares Trust Base Fee (1) for Custody Services at October, 2014 - ISE Cyber Security ETF

The following reflects the greater of the basis point fee or minimum per fund-

Custody	Basis Points on AUM per Fund			Annual Minimum per Fund
	$0-500m	+$500m	+$1b	$__
	__	__	__

Note: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy

The Following Fees are in Addition to the Base Fee-

NOTE: Additional Global Sub-Custodial services and safe keeping fees apply as required (see following page)

Portfolio Transaction Fees- Domestic custody transaction fees associate with Sponsor Trades(2)
▪	$__– Book entry DTC transaction/Federal Reserve transaction/principal pay down
▪	$__- Short Sales
▪	$__– US Bank Repo agreement/reverse repurchase agreement/time deposit/CD or other non-depository transaction
▪	$__– Option/ SWAPS/future contract written, exercised or expired
▪	$__– Mutual fund trade/Fed wire/margin variation Fed wire
▪	$__– Physical transaction
▪	$__– Check disbursement (waived if U.S. Bancorp is Administrator)
▪	$__– Segregated account per year
▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for initial conversion free receipts
▪	Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
▪	Intraday indicative value (IIV) agent fees
▪	Corporate action services
▪	SWIFT reporting and message fees
▪	Customized reporting
▪	Third-party data provider costs (including GICS, MSCI, Lipper, etc),
▪	Supplemental programming and development
▪	Cost associated with setting up data feeds
▪	Expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

(1)	Subject to annual CPI increase, Milwaukee MSA.

(2)
“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and  their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds  received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Fees are calculated pro rata and billed monthly.

10/2014

Amended Exhibit C (continued) – Custody Agreement - FactorShares Global Sub-Custodial Services Fee Schedule at October, 2014 – ISE Cyber Security ETF

Annual Base Fee (1) - a monthly charge per account (fund) will apply based on the number of foreign securities held.
▪	1-25 foreign securities: $__
▪	26-50 foreign securities: $__
▪	Over 50 foreign securities: $__
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Plus:

Global Custody Transaction Fees- global custody transaction fees associate with Sponsor Trades (2)
(see schedule following page)
▪	A transaction is defined as any purchase, sale, free receipt, free delivery, maturity, tender or exchange of a security

Global Safekeeping Fees-
(see schedule following page)

Cash (Fx) Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $__.

Tax Reclamation Services:
▪	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $__ per claim.

Out of Pocket Expenses- including but not limited to:
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

(1)	Subject to annual CPI increase, Milwaukee MSA.

(2)
“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and  their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds  received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Fees are calculated pro rata and billed monthly.

10/2014

Amended Exhibit C to the Custody Agreement – FactorShares Global Sub-Custodial Fees at October, 2014 – ISE Cyber Security ETF
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	__	$__	Estonia	All	__	$__
Australia	All	__	$__	Euromarkets**	All	__	$__
Austria	All	__	$__	Finland	All	__	$__
Bahrain	All	__	$__	France	All	__	$__
Bangladesh	All	__	$__	Germany	All	__	$__
Belgium	All	__	$__	Ghana	All	__	$__
Bermuda	All	__	$__	Greece	All	__	$__
Botswana	All	__	$__	Hong Kong	All	__	$__
Brazil	All	__	$__	Hungary	All	__	$__
Bulgaria	All	__	$__	Iceland	All	__	$__
Canada	All	__	$__	India	All	__	$__
Cayman Islands*	All	__	$__	Indonesia	All	__	$__
Channel Islands*	All	__	$__	Ireland	All	__	$__
Chile	All	__	$__	Israel	All	__	$__
China“A” Shares	All	__	$__	Italy	All	__	$__
China “B” Shares	All	__	$__	Jamaica*	All	__	$__
Columbia	All	__	$__	Japan	All	__	$__
Costa Rica	All	__	$__	Jordan	All	__	$__
Croatia	All	__	$__	Kazakhstan	All	__	$__
Cyprus*	All	__	$__	Kenya	All	__	$__
Czech Republic	All	__	$__	Latvia	Equities	__	$__
Denmark	All	__	$__	Latvia	Bonds	__	$__
Ecuador	All	__	$__	Lebanon	All	__	$__
Egypt	All	__	$__	Lithuania	All	__	$__
Luxembourg	All	__	$__	Slovak Republic	All	__	$__
Malaysia	All	__	$__	Slovenia	All	__	$__
Malta	All	__	$__	South Africa	All	__	$__
Mauritius	All	__	$__	South Korea	All	__	$__
Mexico	All	__	$__	Spain	All	__	$__
Morocco	All	__	$__	Sri Lanka	All	__	$__
Namibia	All	__	$__	Swaziland	All	__	$__
Netherlands	All	__	$__	Sweden	All	__	$__
New Zealand	All	__	$__	Switzerland	All	__	$__
Nigeria	All	__	$__	Taiwan	All	__	$__
Norway	All	__	$__	Thailand	All	__	$__
Oman	All	__	$__	Trinidad & Tobago*	All	__	$__
Pakistan	All	__	$__	Tunisia	All	__	$__
Palestinian Autonomous Area*	All	__	$__	Turkey	All	__	$__
Peru	All	__	$__	UAE	All	__	$__
Philippines	All	__	$__	United Kingdom	All	__	$__
Poland	All	__	$__	Ukraine	All	__	$__
Portugal	All	__	$__	Uruguay	All	__	$__
Qatar	All	__	$__	Venezuela	All	__	$__
Romania	All	__	$__	Vietnam*	All	__	$__
Russia	Equities	__	$__	Zambia	All	__	$__
Russia	MINFINs	__	$__
Serbia*	All	__	$__
Singapore	All	__

10/2014	8